    As filed with the Securities and Exchange Commission on January 25, 1999

                                Registration No.
    ------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           ---------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           ---------------------------


                         PROVIDENT AMERICAN CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

          Pennsylvania                                            23-2214195
--------------------------------                            -------------------
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.


2500 DeKalb Pike, Norristown, Pennsylvania                          19404
------------------------------------------                      -------------
 (Address of principal executive offices)                         (Zip Code)

                          THE PROVIDENT MILITARY MARKET
                                STOCK OPTION PLAN

                                Alvin H. Clemens
                             Chief Executive Officer
                         Provident American Corporation
                         2500 DeKalb Pike, P.O. Box 511
                       Norristown, Pennsylvania 19404-0511
                       -----------------------------------
                     (Name and address of agent for service)

                                 (610) 279-2500
                                 --------------
          (Telephone number, including area code, of agent for service)

                                    Copy to:

                        Michael F. Beausang, Jr., Esquire
                        Butera, Beausang, Cohen & Brennan
                     630 Freedom Business Center, Suite 212
                       King of Prussia, Pennsylvania 19406

                                                           CALCULATION OF REGISTRATION FEE
                                                           -------------------------------

                                                                   Proposed
                  Title of                      Amount              maximum                Proposed                Amount of
                securities to                    to be          offering price         maximum aggregate         Registration
                be registered                 registered           per share            offering price                fee
                -------------                 ----------        ---------------   -------------------------   -------------------
Provident American Corporation
Common Stock, $.10 par value,
issuable:

-Upon exercise of options under The          750,000 shs.     215,000 @ $ 5.00(1)        $7,394,687.50             $2,055.72
Provident Military Market Stock Option                        535,000 @ $11.8125
Plan




-----------------
(1) Options have been granted for 215,000 shares. Pursuant to Rule 457(h), the registration fee has been calculated on the basis of the price at which they may be exercised - $5.00 per share. The registration fee for the remaining 535,000 shares has been computed on the basis of the average of the high and low sales prices of the Common Stock of the Company on the NASDAQ National Market System on January 20, 1999.

                              Cross Reference Sheet

                    Pursuant to Item 501(b) of Regulation S-K



                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information
------- ----------------

         The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the Provident Military Market Stock Option Plan (the "Plans") as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

         Such documents are not being filed with the Commission, but constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.


Item 2. Registrant Information and Employee Plan Annual Information.
------  ------------------------------------------------------------

The document(s) containing the information specified in Item 2 will be sent or given to employees as specified in Rule 428(b)(1) and are not required to be filed as part of this Registration Statement.

                                     PART II
                                     -------

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
               --------------------------------------------------


Item 3.  Incorporation of Documents by Reference.

         The following documents filed with the Commission (unless otherwise noted) are incorporated herein by reference:

         (a) The Annual Report on Form 10-K of Provident American Corporation (the "Registrant") for the Fiscal Year ended December 31, 1997, as filed by the Registrant with the Securities and Exchange Commission (the "Commission") pursuant to Section 13(a) of the Securities Exchange Act of 1934 ("Exchange Act"). The Registrant's Form 10-Q Reports for the Quarter ended September 30, 1998, as filed by the Registrant with the Commission pursuant to Section 13(a) of the Exchange Act. The Registrant's Rule 424(b) Prospectus (not required to be filed with the Commission).

         (b) The Registrant's definitive proxy statement or information statement, if any, filed pursuant to Section 14 of the Exchange Act in connection with the latest annual meeting of its shareholders and any definitive proxy or information statements so filed in connection with any subsequent special meetings of its shareholders.

         (c) The description of the Registrant's Common Stock set forth in the Registrant's Registration Statements on Form S-1 (Registration Nos. 33-5884 and 33-40842) as filed pursuant to the Act, including any amendment or report filed for the purpose of updating such description.

         (e) All other reports filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement, in each case filed by the Registrant prior to the termination of the offering of the securities offered hereby, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently-filed document, which also is or is deemed to be incorporated herein by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.




Item 4.  Description of Securities.

         Not required.

Item 5.  Interests of Named Experts and Counsel.

         The legality of the securities being offered under the Plan has been passed upon by Michael F. Beausang, Jr. for Butera, Beausang, Cohen & Brennan. As of December 31, 1998, the members of the firm of Butera, Beausang, Cohen & Brennan owned, either beneficially or of record, 57,175 shares of the Registrant's outstanding Common Stock and 24,750 shares of the Registrant's Series A Cumulative Convertible Preferred Stock.

         The consolidated financial statements of the Registrant and supplemental schedules thereto incorporated by reference in this Registration Statement, to the extent and for the periods as indicated in those financial statements and schedules, have been audited by BDO Seidman, LLP, and PricewaterhouseCoopers, L.L.P., independent accountants, as indicated in their reports with respect thereto, which are incorporated herein by reference, and have been so incorporated in reliance upon the authority of those firms as experts in accounting and auditing.


Item 6.  Indemnification of Directors and Officers

         Sections 1741-1743 of the Pennsylvania Business Corporation Law of 1988, as amended (the "BCL"), the law of the Commonwealth in which the Registrant is organized, requires a corporation, subject to limitations, to indemnify its officers and directors against expenses, including attorneys' fees, judgments, fines and certain settlements, actually and reasonably incurred by them in any suit or proceeding to which they are parties, as long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to a criminal action or proceeding, as long as they had no reasonable cause to believe their conduct to be unlawful. The Registrant's By-laws provide that the Registrant shall indemnify the Registrant's officers and directors against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by them in any action or proceeding, whether criminal, civil, administrative or investigative, to which they are a party, except in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

         The By-laws of the Registrant also contain certain provisions, permitted by the BCL, which eliminate the personal liability of directors of the Registrant to others, including the Registrant and the Registrant's shareholders, for money damages relating to any action taken or omitted to be taken by the director, unless the director breached or failed to perform his duties in good faith, in a manner he reasonably believed to be in the best interests of the Registrant and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances, and such failure constituted self-dealing, willful misconduct or recklessness. In effect, the By-laws eliminate the liability of the Registrant's directors for negligent and grossly negligent business decisions. Such elimination of directors' monetary liability limits the ability of the Registrant and the Registrant's shareholders to bring claims against directors of the Registrant.

         The Registrant maintains an insurance policy that insures the Registrant's officers and directors against losses arising from claims brought against them for any negligent act, error, omission, breach of duty, misstatement or other act while acting in their capacities as officers or directors. The policy includes certain standard coverage exclusions and deductibles.


Item 7.  Exemption from Registration Claimed.

         Not applicable.


Item 8.  Exhibits.

         (4.1)      The Provident Military Market Stock Option Plan

         (5.1)      Opinion of Butera, Beausang, Cohen & Brennan

         (24.1) Consent of Butera, Beausang, Cohen & Brennan (included in their opinion filed as Exhibit 5.1.)

         (24.2)     Consent of BDO Seidman, LLP

         (24.3)     Consent of PricewaterhouseCoopers, L.L.P.


Item 9.  Undertakings.

Rule 415 Offering.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended ("Securities Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


Subsequent Exchange Act Documents.
----------------------------------

         The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


Indemnification.
----------------

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless, in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Norristown, Pennsylvania, on this 21st day of January, 1999.



                                            PROVIDENT AMERICAN CORPORATION


                                            By:   /s/ Alvin H. Clemens
                                               -----------------------------
                                                    Alvin H. Clemens
                                                Chairman of the Board and
                                                 Chief Executive Officer




         Pursuant to the requirements of the Securities Act, this Registration Statement or Amendment has been signed below by the following persons in the capacities and on the dates indicated.

           Signatures                   Title                        Date



/s/ Alvin H. Clemens             Chairman of the Board,        January 21, 1999
---------------------------      President, Chief Executive
    Alvin H. Clemens             Officer and Director


/s/ Francis L. Gillan, III       Chief Financial Officer       January 21, 1999
---------------------------      and Treasurer
    Francis L. Gillan, III


/s/ Michael Ashker               Director                      January 21, 1999
---------------------------
    Michael Ashker

/s/ Harold M. Davis              Director                      January 21, 1999
---------------------------
    Harold M. Davis


/s/ Henry G. Hager               Director                      January 22, 1999
---------------------------
    Henry G. Hager


---------------------------      Director                      January __, 1999
    George W. Karr, Jr.

---------------------------      Director                      January __, 1999
Edward W. LeBaron, Jr.



---------------------------      Director                      January __, 1999
Douglas F. Manchester


---------------------------      Director                      January __, 1999
Theophile J. Mignatti, Jr.



   /s/ P. Glenn Moyer            Director                      January 21, 1999
---------------------------
P. Glenn Moyer

                                  EXHIBIT INDEX
                                  -------------

                    (Pursuant to Item 601 of Regulation S-K)



                                                                 Sequential
                                                                 ----------
Exhibit No.                       Description                     Page No.
-----------                       -----------                     --------



4.1                The Provident Military Market                     13
                   Military Market Stock Option Plan

5.1                Opinion of Butera, Beausang,                      21
                   Cohen & Brennan

24.1               Consent of Butera, Beausang,                      21
                   Cohen & Brennan (included in Exhibit 5.1)

24.2               Consent of BDO Seidman, LLP                       24

24.3               Consent of PricewaterhouseCoopers, L.L.P.         26